Exhibit 10.1

AMENDMENT OF CONCESSION AGREEMENT

between

THE CITY OF NEW YORK ACTING BY AND THROUGH ITS DEPARTMENT OF SMALL BUSINESS SERVICES

and

FIRSTFLIGHT HELIPORTS, LLC D/B/A SAKER AVIATION SERVICES, as successor in interest to Saker Aviation Services, Inc.

THIS AMENDMENT OF CONCESSION AGREEMENT (this “Amendment”) is made as of the   th day of , 2016, by and between THE CITY OF NEW YORK, acting by and through its Department of Small Business Services, (the “City”), having an address at 110 William Street, 7th Floor, New York, New York 10038 and FIRSTFLIGHT HELIPORTS, LLC D/B/A SAKER AVIATION SERVICES, as successor in interest to Saker Aviation Services, Inc., a Nevada corporation, having an office at 20 South Street, Pier 6, East River, New York, New York 10004 (the “Operator”).

W I T N E S S E T H

WHEREAS, pursuant to a Concession Agreement dated as of July 23, 2008 by and between the City and FirstFlight, Inc. (the “Concession Agreement” or “Agreement”), and a Consent and Agreement dated September 29, 2009 by and between the City and FirstFlight Heliports, LLC, a wholly owned subsidiary of Saker Aviation Services, Inc. f/k/a FirstFlight, Inc. and FirstFlight Heliports, LLC d/b/a Saker Aviation Services, which agreements were amended by a further agreement dated February 2, 2016 (the “February Agreement”) (collectively, the “Original Concession Agreement” or “Original Agreement”), Operator is the fixed base operator of the Downtown Manhattan Heliport (“DMH”) which consists of 6,300 total square feet of terminal space and 71,900 square feet of barge and pier space together with all buildings and improvements as generally described in Exhibit “A” of the Concession Agreement; and

WHEREAS, pursuant to the Amended and Restated Maritime Contract between the City and the New York City Economic Development Corporation (“NYCEDC”), the City has retained NYCEDC to engage in, inter alia, various activities intended to promote the economic development of the City’s waterfront property and related transportation facilities, including the operation of DMH, and in that capacity, is the Agreement Administrator of the Original Concession Agreement; and

WHEREAS, the City and Operator wish to further amend the Original Concession Agreement as set forth below to extend the term and adjust the Minimum Annual Guarantee, the use and other ancillary items; and

WHEREAS, the Franchise and Concession Review Committee ("FCRC"), has authorized NYCEDC , on behalf of the New York City Department of Small Business Services, to use a different procedure to enter into this Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the City and the Operator hereby agree as follows:

1.	Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Original Concession Agreement, unless otherwise specifically set forth herein to the contrary. The following definitions shall be added to Section 1.01 of the Agreement:

“Tourist Flight” or “Tourist Flight Operations” means an aircraft first taking off from DMH, then flying along the Authorized Routes, and then landing back at DMH.

2.	Effective Date. This Amendment is effective upon written notice to the Operator from the Agreement Administrator of registration with the Comptroller (the “Effective Date”).

3.	Modification of Concession Agreement. The Original Concession Agreement is hereby modified as follows:

a.	As of the Effective Date, Section 2.01 of the Concession Agreement is deleted in its entirety and replaced with the following:

Section 2.01. Term. The initial term of this Agreement (“Initial Term”) shall commence on the date set forth in a written notice to proceed from Agreement Administrator (“Commencement Date”) and continue until midnight on April 30, 2021 unless sooner terminated in accordance with the provisions hereof (such date is hereinafter referred to as the “Expiration Date”). Six (6) months prior to the expiration of the Agreement, the City, at its sole discretion, may offer Operator an option to renew the Agreement for a one year period (the “First Renewal Term”) upon the same terms and conditions applicable during the initial term except as to the Minimum Annual Guarantee, which, in the event of any such renewal, shall be as provided in Section 3.01(b) hereof, provided that (1) the Agreement shall then be in full force and effect in accordance with its terms, (2) there shall not then exist any uncured default hereunder at the time of exercise of the option or at the beginning of any extension term and (3) Operator shall accept the option in writing within ten (10) days of notice. Six (6) months prior to the expiration of the renewal term, the City, at its sole discretion, may offer Operator another option to renew the Agreement for an additional one year period (the “Second Renewal Term,” and together with the First Renewal Term, the “Renewal Term”) upon the same terms and conditions applicable during the initial term except as to the Minimum Annual Guarantee, which, in the event of any such renewal, shall be as provided in Section 3.01(b) hereof, provided that (1) this Agreement shall then be in full force and effect in accordance with its terms, (2) there shall not then exist any uncured default hereunder at the time of exercise of the option or at the beginning of any extension term and (3) Operator shall accept the option in writing within ten (10) days of notice. In the event that Operator fails to timely notify Agreement Administrator in writing of its acceptance of the First Renewal Term or the Second Renewal Term, as applicable, in the manner provided herein, then Operator shall have waived or forfeited its right to extend this Agreement for any renewal term and this Amendment shall expire on the Expiration Date. (The Initial Term and the Renewal Terms shall be collectively referred to as the “Term”)

b.	As of the Effective Date, the following paragraph (x) is added to Section 2.02(a) of the Concession Agreement:

(x) In addition to any other reporting and recordkeeping required under the Agreement, commencing July 1, 2016, and again each month thereafter, within fifteen (15) calendar days of the first day of the month for the duration of the Term, the Operator shall cause to be prepared and delivered a monthly report to The New York City Council (“City Council”) at City Hall, New York, NY 10007, Attn.: Chief of Staff with a copy to NYCEDC at 110 William Street, New York, NY 10038, Attn.: Senior Director of Aviation, detailing (a) the number of Tourist Flight Operations conducted out of the DMH for the previous calendar month, (b) a comparison to the relevant monthly maximum number of Tourist Flight Operations set forth in Section 2.03 and (c) the number and locations of any deviations of Tourist Flight Operations from the Authorized Routes which result in flights over land or piers, including land or piers on Governors Island and Staten Island. Agreement Administrator shall commission and the Operator shall pay, within reason, for reports of compliance, to be prepared by an impartial party.

c.	As of the Effective Date, the following paragraph (xi) is added to Section 2.02(a) of the Concession Agreement:

(xi) establish and maintain a system approved by Agreement Administrator to monitor air quality in the vicinity of DMH for the duration of the Term. All expenses associated with such monitoring system are to be borne by the Operator. The Operator shall deliver monthly readings to the City Council with a copy to Agreement Administrator at the following addresses: (1) to the City Council at New York City Council, City Hall, New York, NY 10007, Attn.: Chief of Staff; (2) to Agreement Administrator at NYCEDC, 110 William Street, New York, NY 10038, Attn.: Senior Director of Aviation.

d.	As of the Effective Date, the following paragraph (xii) is added to Section 2.02(a) of the Concession Agreement:

(xii) actively research available technologies to further mitigate helicopter noise, reduce emissions, and promote fuel efficiency, and implement any such technology as it becomes commercially feasible at the sole cost and expense of the Operator.

e.	As of the Effective Date, the following paragraph (xiii) is added to Section 2.02(a) of the Concession Agreement:

(xiii) ensure that all flights for tour purposes leaving from or coming into DMH (i) shall not undertake any routes other than those set forth in the 2010 Helicopter Sightseeing Plan (attached hereto as Exhibit M), as modified to remove the Yankee Stadium routing and as may be further modified from time to time, (ii) shall not fly over Staten Island while conducting Tourist Flight Operations originating out of the DMH, (iii) shall not fly over Governors Island before the Tourist Flight Operations begin and after the Tourist Flight Operations end even if transitioning to and from DMH, and (iv) provided it is for tour purposes leaving from or coming into DMH, shall make best efforts, working in coordination with the air traffic control towers at Newark International Airport and LaGuardia, to fly at maximum altitudes permitted under FAA rules while en route to DMH from facilities outside New York City (the “Authorized Routes”).

f.	As of the Effective Date, a new Exhibit L is added to the Concession Agreement in the form attached to this Amendment as Exhibit 2.

g.	As of the Effective Date, the following paragraph (xiv) is added to Section 2.02(a) of the Concession Agreement:

(xiv) make best efforts to prevent helicopters at DMH from idling for a period greater than ten minutes.

h.	As of the Effective Date, the fifth paragraph of Section 2.03 of the Concession Agreement is deleted in its entirety and replaced with the following, including Exhibit 3 attached hereto:

The City or Agreement Administrator may prelude certain types of helicopters during certain hours of operation. Operator acknowledges that the hours of operation of DMH for take-offs and landings shall be limited as follows unless otherwise modified by the City:

(i)	Monday through Friday to 7:00 a.m. to 10:00 p.m.; Tourist Flights from 9:00 a.m. to 7:00 p.m. only

(ii)	Saturdays from 7:00 a.m. to 7:00 p.m.; Tourist Flights from 9:00 a.m. to 7:00 p.m. only

(iii)	Sundays from 7:00 a.m. to 5:00 p.m.; no Tourist Flights

Notwithstanding the above, DMH may be used for emergency landings and take-offs at any time. Emergency landings and take-off shall be those (i) used by any emergency service of any level of government (e.g., police, fire, military), (ii) used for time-critical medical treatment purposes, (iii) used in addressing any conditions where a threat to human life or safety or damage to property is present or imminent, or (iv) by operators experiencing in-flight mechanical difficulties.

Commencing on June 1, 2016, Tourist Flight Operations shall not exceed three hundred Tourist Flight Operations on any Saturday.

The total number of Tourist Flight Operations existing prior to June 1, 2016 shall be reduced by Fifty Percent (50%) in accordance with the following implementation schedule:

a.	Commencing June 1, 2016, the Operator shall implement a Twenty Percent (20%) reduction in the number of Tourist Flight Operations out of the DMH on a month to month basis based on peak operational levels as set forth in Row A of the spreadsheet attached hereto as Exhibit L and incorporated herein by reference, effectively ensuring that the number of such operations do not exceed Eighty Percent (80%) of the peak operational levels on a monthly basis thereafter for the duration of the Term.

b.	Commencing October 1, 2016, the Operator shall again reduce total number of Tourist Flight Operations out of the DMH on a monthly basis by a number equal to Twenty Percent (20%) of the peak operational levels set forth in Row A of Exhibit L, ensuring that the number of such operations do not exceed Sixty Percent (60%) of the peak operational levels set forth in Row A of Exhibit L on a monthly basis thereafter for the duration of the Term.

c.	The Operator agrees that as of January 1, 2017, the Operator shall again reduce the total number of Tourist Flight Operations out of the DMH on a monthly basis by a number equal to Ten Percent (10%) of the peak operational levels set forth in Row A of Exhibit L, ensuring that the number of Tourist Flight Operations do not exceed Fifty Percent (50%) of the peak operational levels set forth in Row A of Exhibit L on a monthly basis thereafter for the duration of the Term. The parties to this Agreement explicitly acknowledge that the number of operations represented in Row B of Exhibit L represent a Fifty Percent (50%) reduction in peak operational levels of Tourist Flight Operations conducted out of the DMH on a month-to-month basis during calendar year 2015.

The City reserves the right to reduce the maximum number of Tourist Flight Operations by an additional 50% for any or all of the remainder of the Term if:

(i)	Tourist Flight Operations in any given month exceed the level for that month set forth in this Section; or

(ii)	on more than five occasions, other than in cases of emergency, Tourist Flight Operations cross over land or piers, including those lands or piers on Governors Island or Staten Island, and are documented as having done so by an independent professional commissioned by the Agreement Administrator and paid for by the Fixed Base Operator.

Upon each additional occurrence of the facts set forth in subparagraph (i) or (ii) above, pursuant to the terms herein, the City shall have the right to reduce the then maximum number of Tourist Flight Operations by an additional 50%.

i.	As of the Effective Date, Exhibit E referenced in Section 3.01(b) of the Concession Agreement and attached thereto is deleted in its entirety and replaced with the document attached hereto as Exhibit 1.

j.	As of the Effective Date, Section 3.01(g) of the Concession Agreement and Paragraph 3 of the February Agreement are deleted in their entirety and replaced with the following:

All payments of the Retention Payments and other payments due from Operator shall be directed to Agreement Administrator at:

New York City Economic Development Corporation

110 William Street

New York, NY 10038

Attn: Downtown Heliport Agreement Administrator

Or at such other location as Agreement Administrator may from time to time designate by written notice.

k.	The following Sections 9.15 and 9.16 are added to the Concession Agreement:

Section 9.15. This Amendment and the Original Concession Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York, excluding New York’s rules regarding conflict of laws and any rule requiring construction against the party drafting this Amendment and/or the Original Concession Agreement.

Section 9.16. If any one or more of the provisions of this Amendment and the Original Concession Agreement is deemed invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

4.	Miscellaneous.

a.	This Amendment may not be amended or modified except by a writing signed by the parties.

b.	This Amendment constitutes the entire agreement of the parties hereto with respect to the matters herein amended.

c.	Captions are inserted for convenience only and will not affect the construction hereof.

d.	This Amendment may be executed in counterparts.

e.	Rights and obligations under this Amendment may not be assigned by the Operator without the prior written consent of the City, which shall not be unreasonably delayed or withheld.

f.	Operator hereby represents and warrants that it has all necessary power and authority to execute, deliver and perform its obligations under this Amendment. The undersigned signatory for Operator, by signing this Amendment, personally warrants that he or she has the power and authority to enter into this Amendment on behalf of Operator and to bind Operator to the terms and conditions of this Amendment.

g.	Notwithstanding the reduction in Tourist Flight Operations set forth in Paragraphs 7 and 11 of the February Agreement and Section 2.03 of the Concession Agreement, the City continues to maintain the authority to preclude certain types of helicopters and further reduce flights pursuant to the terms of Section 2.03 of the Concession Agreement.

h.	Except as modified by this Amendment, all of the terms and conditions of the Original Concession Agreement are hereby in all respects ratified and confirmed. In the event of any inconsistency between the terms of this Amendment and the Original Concession Agreement, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

THE CITY OF NEW YORK acting by and through the NEW YORK CITY DEPARTMENT OF SMALL BUSINESS SERVICES

By:
Name:
Title:

FIRSTFLIGHT HELIPORTS, LLC d/b/a Saker Aviation Services

By:
Name:	Ronald J. Ricciardi
Title:	President

APPROVED AS TO FORM

CERTIFIED AS TO LEGAL AUTHORITY:

ACTING CORPORATION COUNSEL

EXHIBIT 1

EXHIBIT E

Retention Payments Fee Schedule

Operator shall pay the City the greater of Minimum Annual Guarantee ("MAG") or the Percentage of Gross Receipts (collectively, the "Retention Payments").

MAG:

Year	1	2	3	4	5	6	7
Guaranteed Minimum	1,200,000	1,245,000	1,292,250	1,341,863	1,393,956	1,448,654	1,506,086
	Updated MAG			Extended Term			Optional Term
Year	8	9	10	1	2	3	4	5
Guaranteed Minimum	1,148,511	814,855.02	848,098	882,870	919,068	956,749	995,976	1,036,811

Percentage of Gross Receipts:

Percentage of Gross Receipts shall be paid to the City at the rate of 18% of the first $5 million of Gross Receipts (the “Base Receipts”). Additionally, the City shall receive 25% of Gross Receipts collected in excess of the Base Receipts.

MAG shall be payable in equal monthly installments on the first day of each month during the Term of this Agreement, except that Retention Payments for Year 9 and subsequent years shall commence on May 1, 2016 and be payable on the first day of each month thereafter for the remainder of the Term. If at any time the Percentage of Gross Receipts for a particular operating year becomes applicable, then, in addition to the monthly installment of the MAG to be paid on the first day of each month, the Operator shall thereafter for the remainder of such operating year pay the additional amount due on the twentieth (20) day of each succeeding month in such operating year.

EXHIBIT 2

EXHIBIT M

NYC TOUR ALPHA
DO NOT PASS 79TH STREET
900' OR BELOW IN LOCAL OPERATIONS SFAR
1500' OR CLEARED TO ALTITUDE
START APPROACH DESCENT INTO JRB
DEPART CLIMBING TO 500'
CONTACT EWR FOR CLASS B CLEARANCE
BETWEEN 700 AND 900 WAITING FOR CLEARANCE
ALPHA
1500' OR CLEARED TO ALTITUDE
CTC LA GUARDIA TWR ON 126.05 OR 263.0 WITHIN 6 NM OF LA GUARDIA ARPT
NORTH HUDSON PARK
MEADOWLANDS
hospital
CENTRAL PARK
UNITED NATIONS COMPLEX
EMPIRE STATE BUILDING
JERSEY CITY
BROOKLYN BRIDGE
LIBERTY STATE PARK
WILLIAM BANK
PROSPECT PARK
HUDSON RIVER
cemetery
FORT HAMILTON
golf course
BROOKLYN

Depart JRB towards the cruise ship terminal climbing to 500'. **<u>DO NOT OVERFLY THE CRUISE SHIP.</u>** Stay mid-river over Buttermilk channel turning to the east tip of the southernmost pier on the east side of Governors island. Turn towards the south side of the statue keeping your 1000' standoff.

ALPHA:
Make a wide left hand climbing course reversal on the south side of the statue while contacting EWR Tower and request the "Hudson River Northbound at 1500'. STAY IN THE SFAR (LOCAL OPERATIONS) UNTIL YOU RECEIVE YOUR CLEARANCE.

Once handed off to LGA, request tour ALPHA

Left hand course reversal at the 79th street boat basin. Make sure the apex of your turn does not extend beyond 79th street. Check out with LGA and change to river frequency to make your call descending to 900'or below

You must be below 1300' abeam the south end of Central Park to stay out of EWR's Class B.

Continue at 900' or below to the Colgate Clock.

Make your call inbound to JRB and fly mid-river between Governors Island and the south tip of Manhattan as you make your approach.

ALPHA 1:
Make a wide left hand climbing course reversal on the south side of the statue while contacting EWR Tower and request the "Hudson River Southbound at 1500'. STAY IN THE SFAR at 900'or below (LOCAL OPERATIONS) UNTIL YOU RECEIVE YOUR CLEARANCE. Come off the Statue on the South side to join the Verrazano route to the Verrazano Bridge.

Make a left hand course reversal on the north side of the Verrazano Bridge to rejoin the Hudson River Northbound at 1500'

Once handed off to LGA request Tour Alpha and follow the Alpha Route back to JRB.

If ceilings are below 1500' all Tours will be conducted in the SFAR at 900' or below.

All altitudes and or route segments can be modified to avoid any safety of flight issues.

NYC HUDSON RIVER TOUR
1500' OR CLEARED TO ALTITUDE STARTING DESCENT INTO LOCAL OPS SFAR
1500' OR CLEARED TO ALTITUDE
BELOW 1300' ABEAM THE NOTH END OF CENTRAL PARK.
900' OR BELOW IN LOCAL OPERATIONS SFAR
1500' OR CLEARED TO ALTITUDE
START APPROACH DESCENT INTO JRB
1500' OR CLEARED TO ALTITUDE
CONTACT EWR FOR CLASS B CLEARANCE
DEPART CLIMBING TO 500'
BE BETWEEN 700 AND 900 WAITING FOR CLEARANCE

Depart JRB towards the cruise ship terminal climbing to 500'.

DO NOT OVERFLY THE CRUISE SHIP.

Stay mid-river over Buttermilk channel turning to the east tip of the southernmost pier on the east side of Governors island. Turn towards the south side of the statue keeping your 1000' standoff.

Make a wide left hand climbing course reversal on the south side of the statue while contacting EWR Tower and request the 'Hudson River Northbound at 1500'.

STAY IN THE SFRA (LOCAL OPERATIONS) UNTIL YOU RECEIVE YOUR CLEARANCE

Once handed off to LGA Tower request "The Hudson River Route"

Continue North Bound (Mid River) to Spuytin Duyvil at your cleared altitude and make a left hand turn on the New Jersey side of the river to go southbound.

Once past the GW Bridge, check out with LGA at your cleared altitude, change to the river frequency and make your call descending into the SFRA.

SFRA LOCAL OPERATIONS 900' OR BELOW.

You must be below 1300' abeam the north side of Central Park to be clear of EWR's Class B airspace.

At the clock make your call inbound to JRB and fly an arc towards the green buoy between the south tip of Manhattan and Governors Island for your approach.

If EWR and or LGA will not clear you to 1500', all tours must be conducted in the SFRA at 900' or below.

If ceilings are below 1500' all tours will be flown in the Local Operations SFAR at 900' or below.

REMEMBER YOUR CLOUD CLEARANCE REQUIREMENTS.

All altitudes and or routes segments can be modified to avoid any safety of flight issue.

EXHIBIT 3

EXHIBIT L

	Helicopter Flight Operations Downtown Manhattan Heliport (monthly)
	Calendar Year 2015	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Row A	Baseline	2319	2216	3413	5732	6456	4607	5645	6673	5487	6979	4766	5008	59301
Row B	Post reduction (50%) Maximum TFO/Month	1160	1108	1707	2866	3228	2304	2823	3337	2744	3490	2383	2504	296451